LEGG MASON WOOD WALKER, INC.
                      PROTOTYPE INDIVIDUAL RETIREMENT PLAN

                             AND CUSTODIAL AGREEMENT


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                                    ARTICLE I
                ESTABLISHMENT OF THE LEGG MASON WOOD WALKER, INC.

                    PROTOTYPE INDIVIDUAL RETIREMENT PLAN AND
                               CUSTODIAL AGREEMENT

     1.01 ESTABLISHMENT OF PLAN. By execution of the Legg Mason Retirement Account Adoption Agreement, the Participant hereby establishes this Legg Mason Wood Walker, Inc. Prototype Individual Retirement Plan and Custodial Agreement and intends to provide contributions to his or her Custodial Account in accordance with section 408(a) of the Internal Revenue Code. The contributions to be made to the Custodial Account and earnings thereon will be maintained for the exclusive benefit of the Participant and his or her Beneficiary.

                                   ARTICLE II

                                   DEFINITIONS

     The following terms when used in the Plan with an initial capital letter shall have the following meaning, unless the context otherwise requires:

     2.01 ACTIVE PARTICIPANT means, with respect to any plan year of a retirement plan described in Code section 219(g)(5), an "active participant" as defined in Code section 219(g) or its successor.

     2.02 ADJUSTED GROSS INCOME means a Participant's "adjusted gross income" as defined in Code section 219(g)(3).

     2.03 ADOPTION AGREEMENT means the Legg Mason Retirement Account Adoption Agreement by which this Plan is adopted by the Participant.

     2.04 APPLICABLE DOLLAR AMOUNT means, in the case of a married Participant filing a joint return, $40,000, in the case of any other individual other than a married individual filing a separate return, $25,000, and in the case of a married individual filing a separate return, zero. The Applicable Dollar Amounts shall increase as provided in Code section 219(g)(2)(A)(ii) and (3)(B). Effective for Tax Years beginning after December 31, 1997, with respect to an individual who is not an Active Participant at any time during any plan year ending with or within the Tax Year, but whose spouse files a joint return with the individual and is an Active Participant for any part of such plan year, the Applicable Dollar Amount shall be $150,000.

     2.05 APPLICABLE LIFE EXPECTANCY means the life expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or Designated Beneficiary) as of the Participant's (or Designated Beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated for purposes of making a Minimum Required Distribution from a Participant's Custodial Account. If life expectancy is being recalculated, the Applicable Life Expectancy shall be the life expectancy as so recalculated. The applicable calendar year shall be the first Distribution Calendar Year, and if life expectancy is being recalculated, such succeeding calendar year. Life expectancy and joint and last survivor expectancy are computed by use of the expected return multiples in Tables V and VI of section 1.72-9 of the Treasury regulations.

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          Effective January 1, 1997, unless otherwise elected by the Participant
(or the Participant's spouse, in the case of distributions described in Section 6.03) by the time distributions are required to begin under Code section 408(a)(6), life expectancies shall be recalculated annually. Any such election (or deemed election in the case of a failure to elect) shall be irrevocable as to the Participant (or spouse) and shall apply to all subsequent years after the election (or deemed election). A Participant shall not be entitled to elect to have his or her joint and last survivor expectancy recalculated unless the Participant's Designated Beneficiary is his or her spouse.

     2.06 BENEFICIARY means the person, persons, trust or any other entity designated by any Participant as his or her beneficiary in the Adoption Agreement or other form acceptable to the Custodian. Effective January 1, 1997, if no Beneficiary shall have been validly selected at the death of the Participant, or if all of the Participant's chosen Beneficiaries have predeceased the Participant or disclaim their interest(s) in the Participant's IRA in accordance with applicable law, the Participant's spouse (or, in the case of a Participant who is not married on the date of death, the Participant's estate) shall be deemed to be his or her Beneficiary for all purposes hereunder.

     2.07 CODE means the Internal Revenue Code of 1986, as amended, and any regulations thereunder.

     2.08 COMPENSATION means the wages, salaries, professional fees, or other amounts derived from or received for personal services actually rendered (including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage or profits, commissions on insurance premiums, and tips and bonuses) and including the net earnings from self-employment in the trade or business with respect to which the Plan is established, provided the personal services of the self-employed individual are a material income-producing factor to those net earnings, reduced by the deduction taken by the self-employed individual for contributions to his or her self-employed retirement plan. The term "compensation" does not include amounts derived from or received as earnings or profits from property (including but not limited to, interest and dividends) or amounts not includible in gross income. Compensation also does not include any amount received as a pension or annuity or as deferred compensation. The term "compensation" shall include any amount includible in the individual's gross income under Code section 71 with respect to a divorce or separation instrument described in Code section 71(b)(2)(A).

     2.09 CUSTODIAL ACCOUNT means the account established under this Plan for any Participant's contributions and the earnings thereon.

     2.10 CUSTODIAN means Legg Mason Wood Walker, Inc. and any successor which becomes a successor custodian in accordance with this Plan.

     2.11 DESIGNATED BENEFICIARY means the "designated beneficiary" of the Participant as described in proposed Treasury regulations section 1.401(a)(9) and 1.408-8.

     2.12 DESIGNATED NONDEDUCTIBLE CONTRIBUTIONS means any contribution as described in Code section 408(o)(2)(C) (as limited by Section 3.03), and designated as such on the Participant's tax return.

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     2.13 DISABILITY means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long continued or indefinite duration.

     2.14 DISTRIBUTION CALENDAR YEAR means a calendar year for which a Minimum Required Distribution is required under Code section 408(a)(6). For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year in which the Participant attains age 70 1/2. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to Article VI hereof.

     2.15 DOLLAR LIMITATION means $2,000 or, if applicable, the limitation in Code section 219(c)(1)(A).

     2.16 EFFECTIVE DATE means the date as of which this Plan and the Adoption Agreement are made effective; provided, however, that such date shall not be prior to the first day of the calendar year for which this Plan is adopted.

     2.17 ERISA means the Employee Retirement Income Security Act of 1974 and any regulations thereunder, as that statute and those regulations shall be amended and in effect from time to time.

     2.18 EXCESS CONTRIBUTION means the portion of any contribution to a Custodial Account in excess of the amount allowable as a deduction under the Code and which is treated as an excess contribution under Code section 408(d).

     2.19 INDIVIDUAL IRA means any Custodial Account established hereunder other than a Marital IRA or Rollover IRA.

     2.20 IRA means any of the Custodial Accounts described in Section 4.01 of this Plan.

     2.21 MARITAL IRA means the Custodial Account and IRA established under this Plan for the benefit of a Non-Working Spouse.

     2.22 MINIMUM REQUIRED DISTRIBUTION. A distribution required to be made from a Participant's Custodial Account under Code section 408(a)(6).

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     2.23 NONDEDUCTIBLE LIMIT means the Dollar Limitation less, if applicable, the amount of the Participant's limitation on deductions determined under
Section 3.01 of this Plan, and less any deductible contributions to any of the Participant's IRAs.

     2.24 NON-WORKING SPOUSE means an individual who, for the Tax Year, files a joint return with the individual's spouse if the amount of the individual's Compensation, if any, for the Tax Year is less than the Compensation of the individual's spouse for the Tax Year.

     2.25 PARTICIPANT means each individual who is eligible to participate under this Plan and who has executed the Adoption Agreement. A Non-Working Spouse must execute an Adoption Agreement in order to establish a Marital IRA.

     2.26 PARTICIPANT'S BENEFIT means the Participant's Custodial Account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (the "valuation calendar year") increased by the amount of any contributions allocated to the Custodial Account balance as of dates in the "valuation calendar year" after the Valuation Date and decreased by distributions made in the "valuation calendar year" after the Valuation Date. If any portion of the minimum distribution for the first Distribution Calendar Year is made in the second Distribution Calendar Year on or before the Required Beginning Date, that amount must be treated as having been made for purposes of this Section 2.26 in the first Distribution Calendar Year.

     2.27 PLAN means this Legg Mason Wood Walker, Inc. Prototype Individual Retirement Plan and Custodial Agreement, the Adoption Agreement and the IRAs provided by the Custodian pursuant to this Plan.

     2.28 REQUIRED BEGINNING DATE means the first day of April following the calendar year in which the Participant attains age 70 1/2.

     2.29 ROLLOVER IRA means the Custodial Account and IRA established under this Plan to accept Rollover Contributions.

     2.30 ROLLOVER CONTRIBUTION means that portion of the amount distributed from a qualified employee retirement plan, tax-sheltered annuity, qualified annuity plan, or other individual retirement account to the Participant and then transferred to his or her Custodial Account (by Transfer or by delivery by the Participant to the Custodian of distributed funds following his or her receipt of a distribution) and which satisfies the conditions of Code sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3), as applicable.

     2.31 TAX YEAR means the tax year of the Participant.

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     2.32 TRANSFER means a direct transfer on behalf of a Participant from a trustee or custodian of a tax-qualified retirement plan, individual retirement annuity, tax sheltered annuity plan or qualified annuity plan of some or all of the assets of such a plan, annuity or account to the Custodian and shall include transfers described in Code sections 401(a)(31), 402(e)(6), 403(c)(5) or 403(b)(10).

     2.33 VALUATION DATE means any business day on which the New York Stock Exchange is open; provided, however, that the Custodian may postpone or establish a special Valuation Date whenever, in its discretion, it considers such postponement or establishment necessary.

                                   ARTICLE III
                          LIMITATIONS ON DEDUCTIONS AND

                           NONDEDUCTIBLE CONTRIBUTIONS

     3.01 LIMITATIONS ON DEDUCTIONS FOR ACTIVE PARTICIPANTS IN CERTAIN PENSION PLANS -- GENERAL. If a Participant (or, until Tax Years beginning before January 1, 1998, the Participant's Spouse) is an Active Participant in a retirement plan for any part of the retirement plan's year which ends in a Tax Year, the Participant's Dollar Limitation for that Tax Year shall be reduced (but not below zero) by the amount which bears the same ratio to the Dollar Limitation as the excess of the Participant's Adjusted Gross Income for that Tax Year over the Applicable Dollar Amount bears to $10,000. A Participant's Dollar Limitation shall not be reduced below $200 pursuant to the previous sentence unless the Dollar Limitation (without regard to this sentence) is reduced to zero. Any amount determined under this Section which is not a multiple of $10 shall be rounded to the next lowest $10.

     3.02 SPECIAL RULE FOR MARRIED INDIVIDUALS FILING SEPARATELY; POST-1997 ACTIVE PARTICIPANT RULES. Subject to the calculation of the Participant's Applicable Dollar Amount, in the case of a Participant who is married and files a separate tax return for a Tax Year beginning before January 1, 1998, and in the case of any married Participant for a Tax Year beginning after December 31, 1997, the limitation in Section 3.01 shall be applied without regard to whether the Participant's spouse is an active Participant for that Tax Year.

     3.03 DESIGNATED NONDEDUCTIBLE CONTRIBUTIONS.

          (a) A Participant may make a Designated Nondeductible Contribution to the extent of his or her Nondeductible Limit.

          (b) A Participant who makes a Designated Nondeductible Contribution or who receives any amount from an IRA for any Tax Year shall include on his or her tax return such information as is required by the Internal Revenue Service under Code section 408(a) or its successor.

                                   ARTICLE IV
                    TYPES OF INDIVIDUAL RETIREMENT ACCOUNTS:
                     CONTRIBUTIONS AND TRANSFERS TO THE PLAN

     4.01 CONTRIBUTIONS TO VARIOUS CUSTODIAL ACCOUNTS. Subject to the

limitations in Article III hereof, the Custodian may accept contributions from each Participant, as follows:

          (a) Individual IRA. An Individual IRA may be opened by anyone who has Compensation and who will be less than 70 1/2 by the end of the calendar year. Except in the case of a Rollover Contribution, no contribution will be accepted by the Custodian to an Individual IRA unless it is in cash. Except in the case of a Rollover Contribution or a contribution to a simplified employee plan (as defined in Code section 408(k)), no contribution will be accepted by the Custodian to an Individual IRA if the total of such contributions exceeds the lesser of $2,000 or 100% of the Participant's Compensation for the applicable Tax Year (subject to the limits on deductions described in Article III hereof). The contribution must be received by the due date of the Participant's tax return for the applicable Tax Year without regard to extensions received for the filing of such tax return.

          (b) Marital IRA. A Marital IRA may be opened for a Non-Working Spouse who will be less than age 70 1/2 by the end of the calendar year. Except in the case of a Rollover Contribution, no contribution will be accepted to a Marital IRA unless it is in cash. Except in the case of a Rollover Contribution or a contribution to a simplified employee plan, no contribution will be accepted by the Custodian to a Marital IRA if the total of such contributions exceeds the lesser of (i) $2,000 or (ii) the total combined Compensation of the Non-Working Spouse and of the Non-Working Spouse's spouse for the Tax Year minus the amount allowed as a deduction under Code section 219(a) to the Non-Working Spouse's spouse for the Tax Year. The contribution must be received by the due date of the Participant's tax return for the applicable Tax Year without regard to extensions received for filing of such tax return.

          (c) Rollover IRA. A Rollover IRA may be opened for an eligible individual who received a Rollover Distribution and then rolled-over that amount as a Rollover Contribution to a Rollover IRA within 60 days of receipt thereof. The Participant must have been a member of his or her prior employer's qualified retirement plan, tax shelter annuity or qualified annuity plan or another individual retirement account and received a qualifying Rollover Distribution. If property other than cash is distributed from the Participant's former qualified plan, then the property may, but shall not be required to, be accepted by the Custodian. The Custodian may, in its discretion, limit acceptance of Rollover Contributions which are other than cash to only those assets traded by Legg Mason Wood Walker, Inc. The Custodian also may, in its sole discretion, accept into a Rollover IRA a Transfer or Rollover Contribution directly from the former custodian or trustee or from the Participant. By accepting either a Transfer or a Rollover Contribution, the Custodian does not accept any responsibility for the tax results of the Transfer or Rollover Contribution. If accepted, the Custodian, if requested by the Participant, shall hold the Rollover Contribution in a separate Custodial Account that consists only of Rollover Contributions and/or assets attributable to a Transfer and the earnings thereon. An individual may also open a Rollover IRA by rolling over part or all of the assets withdrawn from another IRA as provided under Code section 408(d)(3).

          (d) No SIMPLE IRA Contributions Accepted. No individual and no employer of an individual shall contribute amounts to a Custodial Account maintained under this Plan if the contribution is made pursuant to the terms of a SIMPLE plan of the individual's employer or former employer. In addition, amounts maintained by an individual in a SIMPLE IRA may not be transferred as a Transfer or Rollover Contribution to a Rollover IRA or any other Custodial Account maintained under this Plan if the amount is Transferred or rolled over from a SIMPLE IRA maintained by or for the individual if such Transfer or Rollover Contribution occurs prior to the expiration of the 2-year period beginning on the date the individual first participated in the SIMPLE IRA that makes the distribution sought to be rolled over or maintains the assets sought to be Transferred. The Custodian shall have no liability with respect to contributions, Rollover Contributions or Transfers made in violation of this
Section 4.01(d), compliance herewith being the sole and exclusive responsibility of the individual.

     4.02 NON-FORFEITABILITY; EXCLUSIVE BENEFIT. All contributions made to any Custodial Account established hereunder and all investments of those assets as well as all earnings thereon shall immediately become and at all times remain non-forfeitable. Each Custodial Account maintained hereunder has been established and shall be maintained for the exclusive benefit of the Participant for whom it has been established and maintained or his or her Beneficiary.

     4.03 EXCESS CONTRIBUTIONS. At the written direction of the Participant, and on a form acceptable to the Custodian, the Custodian shall refund to the Participant any Excess Contribution (or, if less, the total value of the Participant's Custodial Account as of the date of the refund); provided, however, that the Custodian shall have no obligation to verify or inquire in any way into the correctness of a contribution or Rollover Contribution or to determine if the limitations of Code section 219 have been exceeded.

     4.04 PARTICIPANT'S RESPONSIBILITY. The Participant shall be responsible for the continued qualification of his or her IRA under the Code. The Participant also shall be solely responsible for properly establishing his or her IRA prior to the date his or her first contribution is made.

     4.05 SEPARATE RECORDS. The Participant who makes contributions to an IRA and its Custodial Account must establish and maintain records reflecting the amount of contributions (including Rollover Contributions or Transfers) made thereto.

     4.06 DIRECT TRANSFERS OF ASSETS. The Custodian, in its discretion, may accept a Transfer of assets, on behalf of any Participant from a trustee or custodian of a trust or Custodial Account of an Individual Retirement Account or of a retirement plan for self-employed individuals or of a qualified retirement plan, tax sheltered annuity or qualified annuity plan and deposit that Transfer to a separate Rollover IRA. The Custodian, by accepting a Transfer of assets, does not accept any responsibility for the tax results of the Transfer. The individual who directs or consents to the Transfer shall remain solely responsible for the tax results of any Transfer.

     4.07 NONTRANSFERABILITY OF IRA. Except as required by law, this IRA and the interest of a Participant in his or her Custodial Account shall not be transferred or assigned by voluntary or involuntary act of the Participant, nor shall it be subject to alienation, assignment, garnishment, attachment, receivership, execution, or levy of any kind. Notwithstanding the preceding, in the event of a property settlement between a Participant and his or her former spouse pursuant to which the transfer of the interest thereunder, or of a portion thereof, is incorporated in a divorce decree or in a written instrument incident to such divorce, the interest so decreed to be the property of such former spouse shall be re-registered in a separate Custodial Account then established hereunder for the benefit of such former spouse. In the event of such a transfer incident to a divorce, such former spouse shall be deemed to be a "Participant" under this Plan.

                                    ARTICLE V
                           INVESTMENT OF CONTRIBUTIONS

     5.01 ESTABLISHMENT OF CUSTODIAL ACCOUNTS. The Custodian shall establish a Custodial Account to hold investments permitted herein for the benefit of each Participant to which the Participant's contributions (including Rollover Contributions and Transfers) and the earnings thereon shall be credited.

     5.02 INVESTMENT OF CUSTODIAL ACCOUNTS.

          (a) Contributions to IRAs established hereunder (including Rollover Contributions and Transfers) shall be allocated to the Participant's Custodial Account as of the Valuation Date next following receipt of such contributions by the Custodian.

          (b) Dividends, net long-term or short-term capital gains and realized earnings with respect to investments held by a Custodial Account shall be allocated to the Participant's Custodial Account as of the Valuation Date next following their declaration (or realization, if later). Gains realized in cash and other cash distributions in respect of Custodial Account investments shall be held uninvested (and shall be credited with interest to the extent required by Article XIV) pending the Participant's investment instruction with respect to such assets as provided in Section 5.03. The Custodian shall not be required to make special elections with respect to whether a Custodial Account shall receive distributions in respect of an investment in the form of cash or additional shares of the investment, but the Custodian shall be permitted to make such special elections at the request of a Participant or Beneficiary on a form acceptable to the Custodian.

     5.03 DIRECTION OF INVESTMENTS.

          (a) Each Participant shall direct the Custodian with respect to the investment of all of his or her contributions and earnings thereon. In the absence of specific Participant direction, the Custodian shall have no investment responsibility. The Custodian retains the discretion to refuse to accept an investment direction for any reason. The Custodian may condition its acceptance or continued holding of an investment to be held in or already held by the Custodial Account upon the receipt of an agreement from the Participant or Beneficiary containing such terms, conditions and representations and warranties as the Custodian shall determine. The Custodian's decision to permit the acceptance or continued holding of any investment in the Custodial Account shall constitute neither approval of the investment merits of the investment nor a judgement as to the prudence or advisability of the investment. The Custodian reserves the absolute right to revoke its decision to permit the holding in the Custodial Account of any investment at any time and for any reason (or to condition the continued holding of an investment upon the receipt of an agreement from the Participant or Beneficiary containing such terms, conditions and representations and warranties as the Custodian shall determine), and the Custodian shall have no liability for any loss, damage or expense suffered or incurred by the Participant or Beneficiary by reason of the revocation of the Custodian's decision (or imposition of such condition). If the Custodian notifies the Participant or Beneficiary that it revokes its decision or that it desires to condition its prior acceptance as aforesaid, then, within 30 days after such notice is given to the Participant or Beneficiary, the Participant or Beneficiary shall instruct the Custodian as to the liquidation, distribution, transfer, or other disposition of the investment to which the revocation of the Custodian's decision or conditioning applies or as to the acceptance of conditions, as applicable. If the Participant or Beneficiary fails to provide the Custodian with instructions or fails to satisfy the condition(s) required by the Custodian within such 30-day period, the Participant or Beneficiary shall be deemed to have elected to receive an in-kind distribution of such investment or, if the Custodian is imposing a condition to its continued holding of any investment and the condition solely is the payment of an additional administration fee to the Custodian, the Custodian shall assess the fee in accordance with Section 12.01 against the Participant or Beneficiary.

          (b) Each Participant shall also direct the Custodian with respect to the handling of funds either awaiting investment or held pending distribution through Legg Mason Wood Walker, Inc. In the absence of direction from the Participant or the Participant's legal representative, the Custodian shall credit interest to those funds to the extent provided in Article XIV.

          (c) The Custodian may follow any written instructions from the Participant, without liability and without any duty to ascertain whether the instructions are proper under the Code, ERISA or under any other plan.

     5.04 INVESTMENT IN LIFE INSURANCE. No portion of the Participant's Custodial Account or the earnings thereon shall be invested in life insurance contracts or, except as provided in Section 6.01(b), annuity contracts.

     5.05 INVESTMENT IN COLLECTIBLES. No portion of a Participant's Custodial Account may be invested in any work of art, any rug or antique, any metal or gem, any stamp or coin (except for certain coins and bullion described in Code section 408(m) as in effect at the time of the investment and continued investment), any alcoholic beverage, or any other tangible personal property designated as a collectible by the Secretary of the Treasury pursuant to Code section 408(m). If there is an investment in collectibles within the meaning of Code section 408(m) that are not excepted coins or bullion under Code section 408(m)(3), the amount so invested shall be treated as a distribution to the Participant. However, gold and silver coins issued by the United States government and coins issued under the laws of any State shall not be treated as collectibles.

                                   ARTICLE VI
                            DISTRIBUTION OF BENEFITS

     6.01 COMMENCEMENT AND FORM OF BENEFITS. Within a reasonable time after receipt of a written direction to commence distribution of a Custodial Account, payments may be distributed in the form directed, provided that such form is acceptable to the Custodian. Further, notwithstanding any other Plan provision to the contrary, the distribution of an individual's interest in a Custodial Account shall be made in accordance with the minimum distribution requirements of section 408(a)(6) or section 408(b)(3) of the Code, as applicable, and the regulations thereunder, including the incidental death benefit provisions of section 1.401(a)(9)-2 of the proposed Treasury regulations. An individual may satisfy the minimum distribution requirements under sections 408(a)(6) and 408(b)(3) of the Code by receiving a distribution from one individual retirement account that is equal to the amount required to satisfy the minimum distributions requirements for two or more individual retirement accounts. For this purpose, the owner of two of more individual retirement accounts may use the "alternative method," described in I.R.S. Notice 88-33, 1988-1 C.B. 524, to satisfy the minimum distribution requirements under Code sections 408(a)(6) and 408(b)(3).

          (a) (1) The amount required to be distributed to or on behalf of a Participant for each calendar year, beginning with distributions for the first Distribution Calendar Year, must be at least equal to the amount determined by dividing the Participant's Benefit by the Applicable Life Expectancy.

               (2) Notwithstanding anything in this Article to the contrary, for calendar years beginning before January 1, 1989, if the Designated Beneficiary is not the Participant's spouse, the method of distribution selected must assure that at least 50% of the present value of the amount available for distribution will be paid within the life expectancy of the Participant.

               (3) Notwithstanding anything in this Article to the contrary, for calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first Distribution Calendar Year shall not be less than the amount obtained by dividing the Participant's Benefit by the lesser of (i) the Applicable Life Expectancy or (ii) if the Participant's spouse is not the Designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 or Q&A-5, as applicable, of proposed Treasury regulation section 1.401(a)(9)-2. Distributions after the death of the Participant shall be distributed using the Applicable Life Expectancy, as applied in Section 6.03(a)(2)(ii), as the relevant divisor without regard to proposed Treasury regulation section 1.401(a)(9)-2.

               (4) The Minimum Required Distribution for the Participant's first Distribution Calendar Year must be made on or before the Participant's Required Beginning Date. The Minimum Required Distribution for other Distribution Calendar Years must be made on or before December 31 of that Distribution Calendar Year.

          (b) If the Participant or Beneficiary chooses an annuity form of distribution, the Participant or Beneficiary shall direct the Custodian to purchase a commercially available annuity specified by the Participant or Beneficiary and the Custodian shall follow such direction and send the annuity payments therefrom to the Participant or his or her Beneficiary, as applicable. The purchase of the appropriate type of annuity may be made from any insurance company acceptable to the Custodian which, in the regular course of its business, provides annuities in accordance with generally accepted insurance practices existing at the time of such purchase. The annuity contract must meet the requirements of section 408(b) of the Code and the distributions thereunder must be made in accordance with the requirements of Code section 408(a)(6) and the Treasury regulations proposed thereunder. The Custodian shall not be liable to the Participant, Beneficiary or the Participant's spouse for any damage caused by the choice of a commercially available annuity or for any action taken or not taken by the insurance company that issues the annuity.

          (c) Notwithstanding anything in this Section 6.01 to the contrary, the Participant is responsible for advising the Custodian, on forms acceptable to the Custodian, of the amount and timing of all distributions from the Participant's Custodial Account necessary for complying with the minimum distribution requirements under Code section 408(a)(6).

     6.02 DISABILITY. If the Participant becomes subject to a Disability, benefits under the Plan shall be distributed to the Participant commencing on the first day of the month following notice in writing to the Custodian, from the Participant or his legal representative, advising the Custodian that the Participant has incurred a Disability and desires a distribution. The Custodian is entitled to rely on such notice and shall have no duty to ascertain the fact of Disability.

     6.03 DEATH.

          (a) If a Participant dies before his or her entire Custodial Account is distributed to him, the following distribution rules shall apply:

               (1) If the Participant dies after distribution of his or her Custodial Account has begun, the remaining portion of the Participant's Custodial Account shall continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

               (2) If the Participant dies before distribution of his or her Custodial Account begins, the Participant's entire Custodial Account balance shall be subject to the following provisions as elected by the Participant prior to his or her death or, if the Participant had not made an election prior to his or her death, by the Participant's Designated Beneficiary:

                    (i) The Participant's entire Custodial Account balance shall be paid on or before December 31 of the calendar year containing the fifth anniversary of the Participant's death.

                    (ii) Notwithstanding (i), above, if the Participant's Designated Beneficiary so elects on or before December 31 of the calendar year immediately following the calendar year of the Participant's death, the Designated Beneficiary may receive the entire interest in substantially equal installments over the Applicable Life Expectancy or over a period certain not greater than the Applicable Life Expectancy of the Designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died. The Designated Beneficiary may elect at any time to receive a form of payment permitted hereunder which is more rapid than the form originally elected by the Designated Beneficiary pursuant to the previous sentence.

                    (iii) Notwithstanding (i) and (ii), above, if the Designated Beneficiary is the Participant's surviving spouse, the date distributions are required to begin shall not be earlier than the later of (i) December 31 of the calendar year immediately following the calendar year in which the Participant died or (ii) December 31 of the calendar year in which the Participant would have attained age 70 1/2. The surviving spouse may elect at any time to receive a form of payment permitted hereunder which is more rapid that the form originally elected by the surviving spouse pursuant to the previous sentence. The surviving spouse may elect to treat the Participant's Custodial Account as the spouse's own IRA. This election to treat the Participant's Custodial Account as the surviving spouse's own IRA shall be deemed to have been made if the surviving spouse makes a contribution to the Custodial Account, makes a Rollover Contribution or Transfer to or from the Custodial Account or files a written election with the Custodian, in a form acceptable to the Custodian, following the Participant's death, to treat the Custodial Account as the surviving spouse's own IRA.

                    (iv) Elections of method of distribution under this paragraph (2) must be made no later than the earlier of (i) December 31 of the calendar year in which the distributions would be required to begin under this Section, or (ii) December 31 of the calendar year which contains the fifth anniversary of the date of the Participant's death. If the Participant has no Designated Beneficiary, or if the Designated Beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

               (3) Any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

               (4) For purposes of this Section, distributions are considered to have begun if the distributions are made on account of the individual reaching his or her Required Beginning Date. If the individual received distributions prior to his or her Required Beginning Date and the individual dies before his or her Required Beginning Date, distributions will be considered not to have begun for purposes of this Section.

          (b) No distribution shall be made to any Beneficiary unless the Custodian receives written notice of the Participant's death in a form acceptable to the Custodian. Notwithstanding anything in this Section to the contrary, the Participant is responsible for advising the Custodian, on forms acceptable to the Custodian, of the amount and timing of all distributions from his or her Custodial account and for complying with the minimum distribution requirements necessary to avoid the imposition of interest and penalties on either the Participant or the Custodian and the taxability of the Custodial Account.

     6.04 NOTIFICATION OF DISTRIBUTION, TRANSFER OR WITHDRAWAL. Each

Participant who desires a distribution, rollover, transfer or withdrawal from his or her Custodial Account shall send a signed declaration of his or her intentions as to the amount to be distributed, rolled over, transferred or withdrawn on a form acceptable to the Custodian and, if applicable, the annuity contract which the Participant or Beneficiary desires to be purchased for purposes of making distributions. The Custodian shall be fully justified and not liable for any damage resulting from a delay in distribution, rollover or transfer caused by the Participant's failure to send the signed declaration in a complete and timely manner and the Custodian shall be permitted to withhold the making of any distributions unless and until it determines that the signed declaration is complete.

                                   ARTICLE VII
                            AMENDMENT OF THE PLAN AND
                            SUBSTITUTION OF CUSTODIAN

     7.01 AMENDMENT. This Plan and Custodial Agreement may be amended from time to time, and retroactively, if necessary, in order to comply with the Code or ERISA. The Custodian may amend any or all provisions of this Plan at any time without obtaining the approval or consent of the Participant, the Participant's spouse or the Participant's Beneficiary, as the case may be, provided that no amendment shall authorize or permit any part of a Participant's Custodial Account to be used for or diverted to purposes other than for his or her exclusive benefit, except as required by the Code or ERISA. Each Participant, and each Beneficiary of each deceased participant with respect to whom the Custodian has received formal notice of death, shall be furnished a copy of any amendment to the Plan.

     7.02 AMENDMENT BY THE PARTICIPANT. In the event the Participant, Beneficiary or spouse, as applicable, amends this Plan, the amended Plan shall no longer be considered as approved by the Internal Revenue Service as a prototype plan and the Custodian shall not be bound by any such amendment unless it consents in writing.

     7.03 SUBSTITUTION OF CUSTODIAN. The Custodian may substitute another person or entity in its place as successor Custodian or trustee hereunder upon at least 30 days' prior written notice to the Participant or Beneficiary, as applicable, which successor Custodian or trustee may be or may not be an affiliate of the Custodian, provided that such successor Custodian or trustee qualifies to hold IRA assets under Code section 408(h). The Participant shall substitute another custodian in place of the Custodian upon notification by the Commissioner of the Internal Revenue Service or his or her delegate that such substitution is required because the Custodian has failed to comply with the requirements of Treasury regulation section 1.401-12(n) or is not keeping such records, making such returns, or rendering such statements as are required by law.

                                  ARTICLE VIII
                    TERMINATION OF AND TRANSFER FROM THE PLAN

     8.01 TERMINATION. Any Participant may terminate this Plan at any time by advising the Custodian in writing, in a form acceptable to the Custodian, of the termination. Upon a request to terminate, the Custodian shall continue to hold the assets and then shall transfer them in accordance with the instructions of the Participant and the relevant provisions of this Plan. The Custodian may follow any instructions from the Participant, without liability and without any duty to ascertain whether the instructions are proper under the Code or ERISA or under any other plan or IRA. In the absence of complete instruction from the Participant, the Custodian shall hold the assets in the Participant's Custodial Account as invested at the time the Custodian receives the incomplete instruction or, if the assets are cash, shall credit interest to such cash to the extent provided in Article XIV until complete instructions are received.

     8.02 PAYMENT OF FEES. Prior to the transfer of any or all amounts in any Participant's Custodial Account to another plan or to the Participant or Beneficiary, as considered appropriate, the Custodian is authorized to reserve such sums of money as it may deem advisable for payment of all of its fees, compensation, costs and expenses, or for any other liabilities, all of which shall constitute a charge against the assets of the Participant's Custodial Account or IRA, with any balance remaining after the payment of all such items to be paid to the successor custodian or trustee; provided, however, that, if the Participant terminates this Custodial Account in writing within 7 days following the date of the Participant's execution of the Adoption Agreement, the Custodian shall return to the Participant the full amount of the payment made on or after the date of such execution. Custodial Account assets may be retained and disposed of to accomplish the purposes of this Section (in accordance with the provisions of Section 12.01) without liability to the Custodian.

     8.03 ACCOUNTING PROCEDURES. In the event of any transfer described in this Article, the Custodian's accounting procedures set forth in Articles XI and XII hereof shall apply.

                                   ARTICLE IX
                       RESIGNATION OR REMOVAL OF CUSTODIAN

     9.01 RESIGNATION OR REMOVAL. The Custodian may resign at any time upon 30 days' prior notice in writing to the Participant or Beneficiary, as applicable, and may be removed by the Participant or Beneficiary at any time upon 30 days' prior written notice in a form acceptable to the Custodian. Upon such resignation or removal, the Participant or Beneficiary, as the case may be, shall appoint a qualified successor trustee or custodian. Upon receipt by the Custodian of written acceptance of such appointment by the successor trustee or custodian, the Custodian shall transfer and pay over to the successor the assets of the Custodial Account and all its records. The Custodian is authorized, however, to reserve such sums of money as it may deem advisable for payment of its fees, compensation, costs or expenses, or for payment of any other liabilities constituting a charge against the assets of the Custodial Account or against the Custodian. Any portion of the reserve remaining after payment of all such items shall be paid to the successor trustee or custodian. Any securities retained for these reasons shall be disposed of pursuant to the provisions of
Article XII hereof.

     9.02 REQUIREMENT OF SUCCESSOR CUSTODIAN. The Participant shall not remove the Custodian until a qualified successor trustee or custodian shall have been appointed by the Participant. In the event the Custodian resigns and the Participant fails to appoint a qualified successor, the Custodian may apply to any court of competent jurisdiction for appointment of a successor and the costs of such a proceeding shall be treated as an expense under Article XII hereof.

     9.03 ACCOUNTING PROCEDURES. In the event of any resignation or removal described in this Article, the accounting procedures set forth in Articles XI and XII shall apply.

     9.04 CUSTODIAN'S LIABILITY. The Custodian shall not be liable for the acts or omissions of its successor(s).

                                    ARTICLE X
                          RESPONSIBILITIES, DUTIES AND
                          OBLIGATIONS OF THE CUSTODIAN

     10.01 AUTHORITY OF THE CUSTODIAN. The Custodian shall have the following authority in the administration of each Custodial Account under this Plan:

          (a) Pursuant to the Participant's directions, to invest and reinvest the income, gain, earnings or assets of a Custodial Account in any investment media then available without any need to diversify, without regard to whether such investment is authorized by the laws of any jurisdiction for trust investments, without previous application to or subsequent ratification by any court, tribunal or commission, and without regard to the character of any investments by any statute, rule of court or custom governing the investment of trust funds. In this connection, the Custodian is specifically authorized to invest contributions in separate accounts for each Participant.

          (b) Pursuant to the Participant's directions and subject to Section 5.03, to consent to or to participate in dissolutions, reorganizations, consolidations, mergers, sales, leases, mortgages, transfers or other changes affecting securities held by the Custodian. In the absence of such directions, the Custodian shall take no such action.

          (c) To hold any securities or other property in the name of the Custodian without qualification or description or in the name of any nominee.

          (d) To make, execute and deliver as Custodian any and all contracts, waivers, releases or other instruments in writing necessary or proper for the exercise of any of the Custodian's powers hereunder. The Custodian shall not be liable for any losses which may result from its failure to take action, as described in this Section, in the absence of directions from the Participant.

          (e) The Custodian shall vote any shares held in a Custodial Account in accordance with the instructions of the Participant. In the absence of any such instructions, the Custodian shall not vote any such shares.

          (f) Pursuant to the Participant's instructions, to exercise or sell options, conversion privileges, or rights to subscribe for additional securities and to make payments therefor. In the absence of such directions, the Custodian shall take no action with respect to the exercise or sale of options, conversion privileges or rights to subscribe to additional securities.

          (g) Pursuant to the Participant's directions and subject to Section 5.03, to subscribe for additional securities and to make payments therefor. In the absence of such directions, the Custodian shall take no such action.

     10.02     SCOPE OF CUSTODIAN'S DUTIES.

          (a) The Custodian shall be under no duty whatsoever except such duties as are specifically set forth in this Plan. The Custodian shall not make any investments or dispose of any investments held for any Participant except upon the direction of the Participant or otherwise as expressly provided under this Plan. The Custodian shall have no discretion to direct investment of custodial funds or any other aspects of the business administration of the Custodial Account held for any Participant except as expressly provided under this Plan or except as provided by separate written agreement between the Custodian and the Participant. The Custodian shall be under no duty to question any direction of the Participant, to review any securities or other property held in the Participant's Custodial Account, or to make suggestions to the Participant with respect to the investment, retention or disposition of any assets held in or for the Participant's Custodial Account.

          (b) Although the Custodian may provide the Participant with investment information, it is not intended that any information given will serve as a primary basis for investment decision except as provided by separate written agreement between the Custodian and the Participant, and the Custodian shall have no liability for providing such information. Each Participant is expected to use independent judgment in making investment decisions.

          (c) The Custodian shall not under any circumstances be responsible for the timing, purpose or propriety of any contribution or distribution made hereunder. The Code imposes a tax upon a Participant if an Excess Contribution is made to the Participant's Custodial Account, if any early distribution under section 408(f) of the Code is made from a Participant's Custodial Account prior to his or her attainment of age 59 1/2 (except in the case of death, disability, or other limited exceptions), if distribution to a Participant is not made or commenced by the Required Beginning Date, if distributions are made in a timely fashion but are insufficient in amount, or if distributions from all retirement accounts held by the Participant exceed certain minimum amounts. The Custodian shall not incur any liability or responsibility for any such tax or penalty, which shall be the sole responsibility of the Participant, nor shall the Custodian have any responsibility to notify the Participant of the Participant's incurrence of any such tax or penalty.

     10.03 NO LIABILITY TO CUSTODIAN FOR FAILURE TO ACT. The Custodian shall be under no liability for any loss of any kind which may result by reason of any action taken by it in accordance with directions of the Participant or by reason of any failure to act because of the absence of any such directions or by reason of action expressly permitted to be taken hereunder in the absence of Participant direction.

     10.04 INDEMNIFICATION OF CUSTODIAN. The Participant, Beneficiary and the Participant's spouse, as the case may be, agree to indemnify and hold the Custodian harmless from any liability which may arise in the performance of the Custodian's duties under this Plan except liability arising from the gross negligence or willful misconduct of the Custodian.

                                   ARTICLE XI
                               RECORDS AND REPORT

     11.01 REPORTS OF CUSTODIAN. The Custodian shall keep separate and accurate records of all contributions, receipts, investments, distributions, disbursements and all other transactions of the Plan or Custodial Accounts held for Participants of the Plan. The Custodian shall file such written reports with the Participant as are required (which may consist of copies of regularly issued Legg Mason Wood Walker, Inc. account statements and shall include calendar year reporting concerning the status of the Custodial Account as required by Treasury regulations section 1.408-5) reflecting all transactions affecting the Custodial Account for the period in question. Unless the Participant files a written statement of exceptions or objections to the report with the Custodian within 60 days after the mailing of the report, the Participant shall be deemed to have approved such report and the Custodian shall be released from all liability, responsibility and accountability for its acts (or failure to act) in regard to that Custodial Account to anyone (including any spouse or Beneficiary) with respect to all matters set forth in the report. No person, including a Participant, Beneficiary or spouse, may require any further accounting.

     11.02 PARTICIPANT'S EXAMINATION OF RECORDS. No Participant may examine the records of any other Participant without the written consent of the Participant whose records are being examined.

     11.03     APPLICATION TO COURT OF COMPETENT JURISDICTION. The Custodian

shall have the right at any time to apply to a court of competent jurisdiction for judicial settlement of its accounts or for determination of any questions of construction which may arise or for any instructions. The only necessary party defendant to any such action shall be the Participant, but the Custodian may, if it so elects, bring in as a party defendant any other person or persons. The cost, including attorneys' fees, or any such accounting shall be charged to the applicable Custodial Accounts of the Plan as an administration expense under
Article XII.

                                   ARTICLE XII
                           CUSTODIAN'S FEES AND OTHER

                             ADMINISTRATIVE EXPENSES

     12.01 FEES. The Custodian may charge a fee for its services according to its standard schedule of fees as in effect from time to time. All administrative expenses of the Plan including any income, excise or other taxes of any kind that may be levied or assessed upon the assets of any Custodial Account, or any transfer or similar tax incurred in connection with the investment and reinvestment of the assets of a Custodial Account and all other expenses incurred by the Custodian, including fees for legal services rendered to the Custodian and the Custodian's compensation, shall all be paid by the Participant and may be assessed as necessary against the assets held in a Custodial Account, as deemed appropriate by the Custodian.

          The Custodian may establish charges that it may impose as a condition of holding investments or as a condition of continuing to hold already accepted investments in the Participant's Custodial Account in cases where extraordinary carrying costs or other expenses associated with such holding by the Custodian justify the additional charge, as determined by the Custodian in its discretion. Any such charges shall be assessed and determined in the sole and absolute discretion of the Custodian; provided, however, that such charge shall be assessed only after advance written notice of such assessment has been delivered by the Custodian to the Participant or Beneficiary, such written notice to be mailed at least 30 days (or such longer period as the Custodian, in its discretion, shall determine and state in the notice) prior to the date on which such charge will be assessed in the absence of instruction from the Participant or Beneficiary.

          If any request for payment by the Custodian under this Section is not honored by the Participant or Beneficiary within 30 days following the mailing of the request by the Custodian (or following such longer notice period as is established by the Custodian as provided above), or if the Participant or Beneficiary elects to have fees, charges, expenses and taxes deducted from the Participant's Custodial Account or from any trading, brokerage or similar account maintained with the Custodian or an affiliate of the Custodian in the name of the Participant or Beneficiary, as applicable (collectively with any and all of such accounts of the Participant or Beneficiary, as applicable, the "Other Account"), the Custodian shall deduct such fees, administrative charges, expenses, and/or the taxes from the Participant's Custodial Account or Other Account, in the following order:

          (a) any uninvested cash and then any shares of a money market fund or money market-type fund in the Custodial Account;

          (b) any uninvested cash and then any shares of a money market fund or money market-type fund in the Other Account;

          (c)  any securities or other assets in the Custodial Account;

          (d) any securities or other assets in the Other Account.

     If the Custodian must liquidate securities or other assets under (c) or
(d), above, it shall liquidate equity investments before fixed income obligations, selling the last investment purchased, with any additional liquidations being done in reverse order of the date of purchase.

                                  ARTICLE XIII

                                  MISCELLANEOUS

     13.01 PARTICIPANT LOOKS TO CUSTODIAL ACCOUNT'S ASSETS. It is a condition of this Plan that each Participant herein agrees to look solely to the assets of his or her Custodial Account for the payment of any benefits to which he or she is entitled.

     13.02 ANTI-ALIENATION. The benefits payable hereunder shall not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind and any attempt to cause such benefits to be so subjected shall not be recognized except to the extent required by law and except as permitted in
Section 4.07.

     13.03 NO COMMINGLING OF ASSETS. The assets of a Participant's Custodial Account shall not be commingled with other property except in a common trust fund or common investment fund.

     13.04 MASCULINE/FEMININE; SINGULAR/PLURAL. Masculine pronouns shall be deemed to include feminine pronouns and the singular shall be deemed to include the plural and vice versa.

     13.05 CONFLICT WITH THE CODE AND ERISA. The Plan shall be construed, whenever possible, to be in conformity with the requirements of the Code and ERISA, as and if applicable. To the extent not in conflict with the preceding sentence, the Plan shall be construed, administered and governed in all respects under and by the laws of the State of Maryland (without regard to the conflict of laws provisions thereof).

                                   ARTICLE XIV
                            INTEREST ON CASH BALANCES

     14.01 INTEREST ON CASH BALANCES. The following conditions shall apply to interest earnings with respect to cash balances in a Participant's Custodial
Account:

          (a) Interest will be paid only on cash balances of $10 or more.

          (b) Interest will be paid for each day during the month in which the cash balance equals or exceeds the minimum $10 requirement.

          (c) The rate of interest will be established on the first business day of each month; provided, however, that the Custodian retains the right to change the rate at any time to any rate permitted by law.

                          LEGG MASON WOOD WALKER, INC.
                    CUSTODIAL AGREEMENT FOR SIMPLE IRA PLANS

                                    ARTICLE I
                ESTABLISHMENT OF THE LEGG MASON WOOD WALKER, INC.

                      CUSTODIAL AGREEMENT FOR SIMPLE PLANS

     1.01 ESTABLISHMENT OF CUSTODIAL ACCOUNT. By execution of the Legg Mason Retirement Account Adoption Agreement in accordance with a SIMPLE IRA Plan of the Participant's Employer, the Participant hereby establishes this Legg Mason Wood Walker, Inc. Custodial Agreement for SIMPLE IRA Plans and intends to have contributions under the Employer's SIMPLE IRA Plan made to the Participant's Custodial Account in accordance with Section 408(p) of the Internal Revenue Code. The contributions to be made to the Custodial Account and earnings thereon will be maintained for the exclusive benefit of the Participant and his or her Beneficiary. This Agreement shall not be used other than in connection with a SIMPLE IRA Plan maintained by the Participant's Employer or former Employer, which Plan satisfies the applicable requirements of Internal Revenue Code section 408(p).

                                   ARTICLE II

                                   DEFINITIONS

     The following terms when used in this Agreement with an initial capital letter shall have the following meaning, unless the context otherwise requires:

     2.01 ADOPTION AGREEMENT means the Legg Mason Retirement Account Adoption Agreement by which this Agreement is adopted by the Participant and the Custodial Account to be maintained hereunder is established.

     2.02 AGREEMENT means, collectively, this Legg Mason Wood Walker, Inc. Custodial Agreement for SIMPLE IRA Plans and the Adoption Agreement.

     2.03 APPLICABLE LIFE EXPECTANCY means the life expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or Designated Beneficiary) as of the Participant's (or Designated Beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated for purposes of making a Minimum Required Distribution from a Participant's Custodial Account. If life expectancy is being recalculated, the Applicable Life Expectancy shall be the life expectancy as so recalculated. The applicable calendar year shall be the first Distribution Calendar Year, and if life expectancy is being recalculated, such succeeding calendar year. Life expectancy and joint and last survivor expectancy are computed by use of the expected return multiples in Tables V and VI of section 1.72-9 of the Treasury regulations.

          Unless otherwise elected by the Participant (or the Participant's spouse, in the case of distributions described in Section 6.03) by the time distributions are required to begin under Code section 408(a)(6), life expectancies shall be recalculated annually. Any such election (or deemed election in the case of a failure to elect) shall be irrevocable as to the Participant (or spouse) and shall apply to all subsequent years after the election (or deemed election). A Participant shall not be entitled to elect to have his or her joint and last survivor expectancy recalculated unless the Participant's Designated Beneficiary is his or her spouse.

     2.04 BENEFICIARY means the person, persons, trust or any other entity designated by any Participant as his or her beneficiary in the Adoption Agreement or other form acceptable to the Custodian. If no Beneficiary shall have been validly selected at the death of the Participant, or if all of the Participant's chosen Beneficiaries have predeceased the Participant or disclaim their interest(s) in the Participant's IRA in accordance with applicable law, the Participant's spouse (or, in the case of a Participant who is not married on the date of death, the Participant's estate) shall be deemed to be his or her Beneficiary for all purposes hereunder.

     2.05 CODE means the Internal Revenue Code of 1986, as amended, and any regulations thereunder.

     2.06 CUSTODIAL ACCOUNT means the account established under this Agreement for any Participant's contributions and the earnings thereon.

     2.07 CUSTODIAN means Legg Mason Wood Walker, Inc. and any successor which becomes a successor custodian in accordance with this Agreement.

     2.08 DESIGNATED BENEFICIARY means the "designated beneficiary" of the Participant as described in proposed Treasury regulations section 1.401(a)(9) and 1.408-8.

     2.09 DISABILITY means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long continued or indefinite duration.

     2.10 DISTRIBUTION CALENDAR YEAR means a calendar year for which a Minimum Required Distribution is required under Code section 408(a)(6). For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year in which the Participant attains age 70 1/2. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to Article VI hereof.

     2.11 EFFECTIVE DATE means the date as of which this Agreement and the Adoption Agreement are made effective; provided, however, that such date shall not be prior to the first day of the calendar year for which this Agreement is adopted.

     2.12 EMPLOYER means the Participant's Employer or former Employer, as applicable, that maintains the SIMPLE IRA Plan under which contributions are made to the Custodial Account maintained hereunder.

     2.13 ERISA means the Employee Retirement Income Security Act of 1974 and any regulations thereunder, as that statute and those regulations shall be amended and in effect from time to time.

     2.14 MINIMUM REQUIRED DISTRIBUTION. A distribution required to be made from a Participant's Custodial Account under Code section 408(a)(6).

     2.15 PARTICIPANT means the individual who is employed or was employed by the Employer and who establishes with the Custodian this Agreement by executing the Adoption Agreement.

     2.16 PARTICIPANT'S BENEFIT means the Participant's Custodial Account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (the "valuation calendar year") increased by the amount of any contributions allocated to the Custodial Account balance as of dates in the "valuation calendar year" after the Valuation Date and decreased by distributions made in the "valuation calendar year" after the Valuation Date. If any portion of the minimum distribution for the first Distribution Calendar Year is made in the second Distribution Calendar Year on or before the Required Beginning Date, that amount must be treated as having been made for purposes of this Section in the first Distribution Calendar Year.

     2.17 REQUIRED BEGINNING DATE means the first day of April following the calendar year in which the Participant attains age 70 1/2.

     2.18 ROLLOVER CONTRIBUTION means that portion of the amount distributed from a SIMPLE IRA to the Participant and then transferred to his or her Custodial Account (by Transfer or by delivery by the Participant to the Custodian of distributed funds following his or her receipt of a distribution) and which satisfies the tax-free rollover conditions of the Code.

     2.19 TAX YEAR means the tax year of the Participant.

     2.20 TRANSFER means a direct transfer on behalf of a Participant from a trustee or custodian of a SIMPLE IRA of the Participant of some or all of the assets of such SIMPLE IRA to the Custodian.

     2.21 VALUATION DATE means any business day on which the New York Stock Exchange is open; provided, however, that the Custodian may postpone or establish a special Valuation Date whenever, in its discretion, it considers such postponement or establishment necessary.

                                   ARTICLE III

                                  CONTRIBUTIONS

     3.01 CONTRIBUTIONS. This Custodial Account shall accept only cash contributions made on behalf of the Participant pursuant to the terms of a SIMPLE IRA Plan describe in Code section 408(p). Rollover Contributions or a Transfer from another SIMPLE IRA of the Participant also will be accepted. No other contributions, Rollover Contributions or Transfers will be accepted.

                                   ARTICLE IV
                              SIMPLE IRA PLAN RULES

     4.01 SIMPLE IRA PLAN. The SIMPLE IRA Plan pursuant to which this Custodial Account is funded shall be governed exclusively by the SIMPLE IRA Plan document maintained by the Participant's Employer. The Custodian shall have no responsibility whatsoever for the qualification of any such Plan with the requirements imposed on such Plan under applicable law, including such requirements as may be imposed under Code section 408(p) as a condition of qualifying as a SIMPLE IRA Plan and including ERISA.

     4.02 SUMMARY DESCRIPTION. If contributions made on behalf of the Participant pursuant to the SIMPLE IRA Plan maintained by the Participant's Employer are received directly by the Custodian from the Employer, the Custodian shall provide the Employer with the Summary Description required by Code section 408(l)(2) as required by law.

     4.03 PARTICIPANT'S RESPONSIBILITY. The Participant shall be responsible for the continued qualification of his or her Custodial Account as an IRA under the Code. The Participant also shall be solely responsible for properly establishing his or her Custodial Account as an IRA prior to the date any contribution first is made.

     4.04 SEPARATE RECORDS. The Employer and Participant who makes contributions to the Custodial Account maintained hereunder must establish and maintain records reflecting the amount of contributions (including Rollover Contributions or Transfers) made thereto.

     4.05 DIRECT TRANSFERS OR ROLLOVERS OF ASSETS. The Custodian, in its discretion, may accept a Transfer of assets or a Rollover from other SIMPLE IRAs of the Participant. The Custodian, by accepting a Transfer of assets or a Rollover, does not accept any responsibility for the tax results of the Transfer or Rollover. The Participant who directs or consents to the Transfer or Rollover shall remain solely responsible for the tax results of any such Transfer or Rollover.

     4.06 NONTRANSFERABILITY OF IRA. Except as required by law, the Custodial Account and the interest of a Participant in his or her Custodial Account shall not be transferred or assigned by voluntary or involuntary act of the Participant, nor shall it be subject to alienation, assignment, garnishment, attachment, receivership, execution, or levy of any kind. Notwithstanding the preceding, in the event of a property settlement between a Participant and his or her former spouse pursuant to which the transfer of the interest thereunder, or of a portion thereof, is incorporated in a divorce decree or in a written instrument incident to such divorce, the interest so decreed to be the property of such former spouse shall be re-registered in a separate Custodial Account then established hereunder for the benefit of such former spouse. In the event of such a transfer incident to a divorce, such former spouse shall be deemed to be a "Participant" under this Agreement.

     4.07 TRANSFERS OR ROLLOVERS FROM CUSTODIAL ACCOUNT. Prior to the expiration of the 2-year period beginning on the date the Participant first participated in any SIMPLE IRA Plan maintained by the Participant's Employer, any Rollover or Transfer by the Participant of funds from this Custodial Account must be made to another SIMPLE IRA of the Participant. Any distribution of funds to the Participant during this 2-year period may be subject to a 25% additional tax under the Code if the Participant does not Rollover of Transfer the amount distributed into a SIMPLE IRA. After the expiration of this 2-year period, the Participant may Rollover or Transfer funds to any IRA of the Participant that is qualified under Section 4.08(a) or (b) of the Code or to a SIMPLE IRA. The Custodian shall have no responsibility for the Participant's liability for the 25% tax if made applicable under the foregoing rules.

     4.08 NON-FORFEITABILITY; EXCLUSIVE BENEFIT. All contributions made to any Custodial Account established hereunder and all investments of those assets as well as all earnings thereon shall immediately become and at all times remain non-forfeitable. Each Custodial Account maintained hereunder has been established and shall be maintained for the exclusive benefit of the Participant for whom it has been established and maintained or his or her Beneficiary.

                                    ARTICLE V
                           INVESTMENT OF CONTRIBUTIONS

     5.01 ESTABLISHMENT OF CUSTODIAL ACCOUNT. The Custodian shall establish a Custodial Account to hold investments permitted herein for the benefit of each Participant to which the Participant's contributions (including Rollover Contributions and Transfers) and the earnings thereon shall be credited.

     5.02 INVESTMENT OF CUSTODIAL ACCOUNT.

          (a) Contributions to the Custodial Account established hereunder (including Rollover Contributions and Transfers) shall be allocated to the Participant's Custodial Account as of the Valuation Date next following receipt of such contributions by the Custodian.

          (b) Dividends, net long-term or short-term capital gains and realized earnings with respect to investments held by a Custodial Account shall be allocated to the Participant's Custodial Account as of the Valuation Date next following their declaration (or realization, if later). Gains realized in cash and other cash distributions in respect of Custodial Account investments shall be held uninvested (and shall be credited with interest to the extent required by Article XIV) pending the Participant's investment instruction with respect to such assets as provided in Section 5.03. The Custodian shall not be required to make special elections with respect to whether a Custodial Account shall receive distributions in respect of an investment in the form of cash or additional shares of the investment, but the Custodian shall be permitted to make such special elections at the request of a Participant or Beneficiary on a form acceptable to the Custodian.

     5.03 DIRECTION OF INVESTMENTS.

          (a) Each Participant shall direct the Custodian with respect to the investment of all of his or her contributions and earnings thereon. In the absence of specific Participant direction, the Custodian shall have no investment responsibility. The Custodian retains the discretion to refuse to accept an investment direction for any reason. The Custodian may condition its acceptance or continued holding of an investment to be held in or already held by the Custodial Account upon the receipt of an agreement from the Participant or Beneficiary containing such terms, conditions and representations and warranties as the Custodian shall determine. The Custodian's decision to permit the acceptance or continued holding of any investment in the Custodial Account shall constitute neither approval of the investment merits of the investment nor a judgement as to the prudence or advisability of the investment. The Custodian reserves the absolute right to revoke its decision to permit the holding in the Custodial Account of any investment at any time and for any reason (or to condition the continued holding of an investment upon the receipt of an agreement from the Participant or Beneficiary containing such terms, conditions and representations and warranties as the Custodian shall determine), and the Custodian shall have no liability for any loss, damage or expense suffered or incurred by the Participant or Beneficiary by reason of the revocation of the Custodian's decision (or imposition of such condition). If the Custodian notifies the Participant or Beneficiary that it revokes its decision or that it desires to condition its prior acceptance as aforesaid, then, within 30 days after such notice is given to the Participant or Beneficiary, the Participant or Beneficiary shall instruct the Custodian as to the liquidation, distribution, transfer, or other disposition of the investment to which the revocation of the Custodian's decision or conditioning applies or as to the acceptance of conditions, as applicable. If the Participant or Beneficiary fails to provide the Custodian with instructions or fails to satisfy the condition(s) required by the Custodian within such 30-day period, the Participant or Beneficiary shall be deemed to have elected to receive an in-kind distribution of such investment or, if the Custodian is imposing a condition to its continued holding of any investment and the condition solely is the payment of an additional administration fee to the Custodian, the Custodian shall assess the fee in accordance with Section 12.01 against the Participant or Beneficiary.

          (b) Each Participant shall also direct the Custodian with respect to the handling of funds either awaiting investment or held pending distribution through Legg Mason Wood Walker, Inc. In the absence of direction from the Participant or the Participant's legal representative, the Custodian shall credit interest to those funds to the extent provided in Article XIV.

          (c) The Custodian may follow any written instructions from the Participant, without liability and without any duty to ascertain whether the instructions are proper under the Code, ERISA or under any other plan.

     5.04 INVESTMENT IN LIFE INSURANCE. No portion of the Participant's Custodial Account or the earnings thereon shall be invested in life insurance contracts or, except as provided in Section 6.01(b), annuity contracts.

     5.05 INVESTMENT IN COLLECTIBLES. No portion of a Participant's Custodial Account may be invested in any work of art, any rug or antique, any metal or gem, any stamp or coin (except for certain coins and bullion described in Code section 408(m) as in effect at the time of the investment and continued investment), any alcoholic beverage, or any other tangible personal property designated as a collectible by the Secretary of the Treasury pursuant to Code section 408(m). If there is an investment in collectibles within the meaning of Code section 408(m) that are not excepted coins or bullion under Code section 408(m)(3), the amount so invested shall be treated as a distribution to the Participant. However, gold and silver coins issued by the United States government and coins issued under the laws of any State shall not be treated as collectibles.

                                   ARTICLE VI
                            DISTRIBUTION OF BENEFITS

     6.01 COMMENCEMENT AND FORM OF BENEFITS. Within a reasonable time after receipt of a written direction to commence distribution of a Custodial Account, payments may be distributed in the form directed, provided that such form is acceptable to the Custodian. Further, notwithstanding any other provision of this Agreement to the contrary, the distribution of an individual's interest in a Custodial Account shall be made in accordance with the minimum distribution requirements of section 408(a)(6) or section 408(b)(3) of the Code, as applicable, and the regulations thereunder, including the incidental death benefit provisions of section 1.401(a)(9)-2 of the proposed Treasury regulations. An individual may satisfy the minimum distribution requirements under sections 408(a)(6) and 408(b)(3) of the Code by receiving a distribution from one individual retirement account that is equal to the amount required to satisfy the minimum distributions requirements for two or more individual retirement accounts. For this purpose, the owner of two of more individual retirement accounts may use the "alternative method," described in I.R.S. Notice 88-33, 1988-1 C.B. 524, to satisfy the minimum distribution requirements under Code sections 408(a)(6) and 408(b)(3).

          (a) (1) The amount required to be distributed to or on behalf of a Participant for each calendar year, beginning with distributions for the first Distribution Calendar Year, must be at least equal to the amount determined by dividing the Participant's Benefit by the Applicable Life Expectancy.

               (2) Notwithstanding anything in this Article to the contrary, the amount to be distributed each year, beginning with distributions for the first Distribution Calendar Year shall not be less than the amount obtained by dividing the Participant's Benefit by the lesser of (i) the Applicable Life Expectancy or (ii) if the Participant's spouse is not the Designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 or Q&A-5, as applicable, of proposed Treasury regulation section 1.401(a)(9)-2. Distributions after the death of the Participant shall be distributed using the Applicable Life Expectancy, as applied in Section 6.03(a)(2)(ii), as the relevant divisor without regard to proposed Treasury regulation section 1.401(a)(9)-2.

               (3) The Minimum Required Distribution for the Participant's first Distribution Calendar Year must be made on or before the Participant's Required Beginning Date. The Minimum Required Distribution for other Distribution Calendar Years must be made on or before December 31 of that Distribution Calendar Year.

          (b) If the Participant or Beneficiary chooses an annuity form of distribution, the Participant or Beneficiary shall direct the Custodian to purchase a commercially available annuity specified by the Participant or Beneficiary and the Custodian shall follow such direction and send the annuity payments therefrom to the Participant or his or her Beneficiary, as applicable. The purchase of the appropriate type of annuity may be made from any insurance company acceptable to the Custodian which, in the regular course of its business, provides annuities in accordance with generally accepted insurance practices existing at the time of such purchase. The annuity contract must meet the requirements of section 408(b) of the Code and the distributions thereunder must be made in accordance with the requirements of Code section 408(a)(6) and the Treasury regulations proposed thereunder. The Custodian shall not be liable to the Participant, Beneficiary or the Participant's spouse for any damage caused by the choice of a commercially available annuity or for any action taken or not taken by the insurance company that issues the annuity.

          (c) Notwithstanding anything in this Section 6.01 to the contrary, the Participant is responsible for advising the Custodian, on forms acceptable to the Custodian, of the amount and timing of all distributions from the Participant's Custodial Account necessary for complying with the minimum distribution requirements under Code section 408(a)(6).

     6.02 DISABILITY. If the Participant becomes subject to a Disability, benefits under the Agreement shall be distributed to the Participant commencing on the first day of the month following notice in writing to the Custodian, from the Participant or his legal representative, advising the Custodian that the Participant has incurred a Disability and desires a distribution. The Custodian is entitled to rely on such notice and shall have no duty to ascertain the fact of Disability.

     6.03 DEATH.

          (a) If a Participant dies before his or her entire Custodial Account is distributed to him, the following distribution rules shall apply:

               (1) If the Participant dies after distribution of his or her Custodial Account has begun, the remaining portion of the Participant's Custodial Account shall continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

               (2) If the Participant dies before distribution of his or her Custodial Account begins, the Participant's entire Custodial Account balance shall be subject to the following provisions as elected by the Participant prior to his or her death or, if the Participant had not made an election prior to his or her death, by the Participant's Designated Beneficiary:

                    (i) The Participant's entire Custodial Account balance shall be paid on or before December 31 of the calendar year containing the fifth anniversary of the Participant's death.

                    (ii) Notwithstanding (i), above, if the Participant's Designated Beneficiary so elects on or before December 31 of the calendar year immediately following the calendar year of the Participant's death, the Designated Beneficiary may receive the entire interest in substantially equal installments over the Applicable Life Expectancy or over a period certain not greater than the Applicable Life Expectancy of the Designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died. The Designated Beneficiary may elect at any time to receive a form of payment permitted hereunder which is more rapid than the form originally elected by the Designated Beneficiary pursuant to the previous sentence.

                    (iii) Notwithstanding (i) and (ii), above, if the Designated Beneficiary is the Participant's surviving spouse, the date distributions are required to begin shall not be earlier than the later of (i) December 31 of the calendar year immediately following the calendar year in which the Participant died or (ii) December 31 of the calendar year in which the Participant would have attained age 70 1/2. The surviving spouse may elect at any time to receive a form of payment permitted hereunder which is more rapid that the form originally elected by the surviving spouse pursuant to the previous sentence. The surviving spouse may elect to treat the Participant's Custodial Account as the spouse's own IRA. This election to treat the Participant's Custodial Account as the surviving spouse's own IRA shall be deemed to have been made if the surviving spouse makes a contribution to the Custodial Account, makes a Rollover Contribution or Transfer to or from the Custodial Account or files a written election with the Custodian, in a form acceptable to the Custodian, following the Participant's death, to treat the Custodial Account as the surviving spouse's own IRA.

                    (iv) Elections of method of distribution under this paragraph (2) must be made no later than the earlier of (i) December 31 of the calendar year in which the distributions would be required to begin under this Section, or (ii) December 31 of the calendar year which contains the fifth anniversary of the date of the Participant's death. If the Participant has no Designated Beneficiary, or if the Designated Beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

               (3) Any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

               (4) For purposes of this Section, distributions are considered to have begun if the distributions are made on account of the individual reaching his or her Required Beginning Date. If the individual received distributions prior to his or her Required Beginning Date and the individual dies before his or her Required Beginning Date, distributions will be considered not to have begun for purposes of this Section.

          (b) No distribution shall be made to any Beneficiary unless the Custodian receives written notice of the Participant's death in a form acceptable to the Custodian. Notwithstanding anything in this Section to the contrary, the Participant is responsible for advising the Custodian, on forms acceptable to the Custodian, of the amount and timing of all distributions from his or her Custodial account and for complying with the minimum distribution requirements necessary to avoid the imposition of interest and penalties on either the Participant or the Custodian and the taxability of the Custodial Account.

     6.04 NOTIFICATION OF DISTRIBUTION, TRANSFER OR WITHDRAWAL. Each
Participant who desires a distribution, rollover, transfer or withdrawal from his or her Custodial Account shall send a signed declaration of his or her intentions as to the amount to be distributed, rolled over, transferred or withdrawn on a form acceptable to the Custodian and, if applicable, the annuity contract which the Participant or Beneficiary desires to be purchased for purposes of making distributions. The Custodian shall be fully justified and not liable for any damage resulting from a delay in distribution, rollover or transfer caused by the Participant's failure to send the signed declaration in a complete and timely manner and the Custodian shall be permitted to withhold the making of any distributions unless and until it determines that the signed declaration is complete.

                                   ARTICLE VII
                         AMENDMENT OF THE AGREEMENT AND

                            SUBSTITUTION OF CUSTODIAN

     7.01 AMENDMENT. This Agreement may be amended from time to time, and retroactively, if necessary, in order to comply with the Code or ERISA. The Custodian may amend any or all provisions of this Agreement at any time without obtaining the approval or consent of the Participant, the Participant's spouse or the Participant's Beneficiary, as the case may be, provided that no amendment shall authorize or permit any part of a Participant's Custodial Account to be used for or diverted to purposes other than for his or her exclusive benefit, except as required by the Code or ERISA. Each Participant, and each Beneficiary of each deceased participant with respect to whom the Custodian has received formal notice of death, shall be furnished a copy of any amendment to the Agreement.

     7.02 AMENDMENT BY THE PARTICIPANT. In the event the Participant, Beneficiary or spouse, as applicable, amends this Agreement, the amended Agreement shall no longer be considered as approved by the Internal Revenue Service as a prototype plan and the Custodian shall not be bound by any such amendment unless it consents in writing.

     7.03 SUBSTITUTION OF CUSTODIAN. The Custodian may substitute another person or entity in its place as successor Custodian or trustee hereunder upon at least 30 days' prior written notice to the Participant or Beneficiary, as applicable, which successor Custodian or trustee may be or may not be an affiliate of the Custodian, provided that such successor Custodian or trustee qualifies to hold IRA assets under Code section 408(h). The Participant shall substitute another custodian in place of the Custodian upon notification by the Commissioner of the Internal Revenue Service or his or her delegate that such substitution is required because the Custodian has failed to comply with the requirements of Treasury regulation section 1.401-12(n) or is not keeping such records, making such returns, or rendering such statements as are required by law.

                                  ARTICLE VIII

             TERMINATION OF AND TRANSFER FROM THE CUSTODIAL ACCOUNT

     8.01 TERMINATION. Any Participant may terminate this Agreement at any time by advising the Custodian in writing, in a form acceptable to the Custodian, of the termination. Upon a request to terminate, the Custodian shall continue to hold the assets and then shall transfer them in accordance with the instructions of the Participant and the relevant provisions of this Agreement. The Custodian may follow any instructions from the Participant, without liability and without any duty to ascertain whether the instructions are proper under the Code or ERISA or under any other plan or IRA. In the absence of complete instruction from the Participant, the Custodian shall hold the assets in the Participant's Custodial Account as invested at the time the Custodian receives the incomplete instruction or, if the assets are cash, shall credit interest to such cash to the extent provided in Article XIV until complete instructions are received.

     8.02 PAYMENT OF FEES. Prior to the transfer of any or all amounts in any Participant's Custodial Account to another plan or to the Participant or Beneficiary, as considered appropriate, the Custodian is authorized to reserve such sums of money as it may deem advisable for payment of all of its fees, compensation, costs and expenses, or for any other liabilities, all of which shall constitute a charge against the assets of the Participant's Custodial Account, with any balance remaining after the payment of all such items to be paid to the successor custodian or trustee; provided, however, that, if the Participant terminates this Custodial Account in writing within 7 days following the date of the Participant's execution of the Adoption Agreement, the Custodian shall return to the Participant the full amount of the payment made on or after the date of such execution. Custodial Account assets may be retained and disposed of to accomplish the purposes of this Section (in accordance with the provisions of Section 12.01) without liability to the Custodian.

     8.03 ACCOUNTING PROCEDURES. In the event of any transfer described in this Article, the Custodian's accounting procedures set forth in Articles XI and XII hereof shall apply.

                                   ARTICLE IX
                       RESIGNATION OR REMOVAL OF CUSTODIAN

     9.01 RESIGNATION OR REMOVAL. The Custodian may resign at any time upon 30 days' prior notice in writing to the Participant or Beneficiary, as applicable, and may be removed by the Participant or Beneficiary at any time upon 30 days' prior written notice in a form acceptable to the Custodian. Upon such resignation or removal, the Participant or Beneficiary, as the case may be, shall appoint a qualified successor trustee or custodian. Upon receipt by the Custodian of written acceptance of such appointment by the successor trustee or custodian, the Custodian shall transfer and pay over to the successor the assets of the Custodial Account and all its records. The Custodian is authorized, however, to reserve such sums of money as it may deem advisable for payment of its fees, compensation, costs or expenses, or for payment of any other liabilities constituting a charge against the assets of the Custodial Account or against the Custodian. Any portion of the reserve remaining after payment of all such items shall be paid to the successor trustee or custodian. Any securities retained for these reasons shall be disposed of pursuant to the provisions of
Article XII hereof.

     9.02 REQUIREMENT OF SUCCESSOR CUSTODIAN. The Participant shall not remove the Custodian until a qualified successor trustee or custodian shall have been appointed by the Participant. In the event the Custodian resigns and the Participant fails to appoint a qualified successor, the Custodian may, in its discretion, apply to any court of competent jurisdiction for appointment of a successor (and, in such event, the costs of such a proceeding shall be treated as an expense under Article XII hereof) or make a distribution to the Participant.

     9.03 ACCOUNTING PROCEDURES. In the event of any resignation or removal described in this Article, the accounting procedures set forth in Articles XI and XII shall apply.

     9.04 CUSTODIAN'S LIABILITY. The Custodian shall not be liable for the acts or omissions of its successor(s).

                                    ARTICLE X
                          RESPONSIBILITIES, DUTIES AND
                          OBLIGATIONS OF THE CUSTODIAN

     10.01 AUTHORITY OF THE CUSTODIAN. The Custodian shall have the following authority in the administration of the Custodial Account established under this
Agreement:

          (a) Pursuant to the Participant's directions, to invest and reinvest the income, gain, earnings or assets of a Custodial Account in any investment media then available without any need to diversify, without regard to whether such investment is authorized by the laws of any jurisdiction for trust investments, without previous application to or subsequent ratification by any court, tribunal or commission, and without regard to the character of any investments by any statute, rule of court or custom governing the investment of trust funds. In this connection, the Custodian is specifically authorized to invest contributions in separate accounts for each Participant.

          (b) Pursuant to the Participant's directions and subject to Section 5.03, to consent to or to participate in dissolutions, reorganizations, consolidations, mergers, sales, leases, mortgages, transfers or other changes affecting securities held by the Custodian. In the absence of such directions, the Custodian shall take no such action.

          (c) To hold any securities or other property in the name of the Custodian without qualification or description or in the name of any nominee.

          (d) To make, execute and deliver as Custodian any and all contracts, waivers, releases or other instruments in writing necessary or proper for the exercise of any of the Custodian's powers hereunder. The Custodian shall not be liable for any losses which may result from its failure to take action, as described in this Section, in the absence of directions from the Participant.

          (e) The Custodian shall vote any shares held in a Custodial Account in accordance with the instructions of the Participant. In the absence of any such instructions, the Custodian shall not vote any such shares.

          (f) Pursuant to the Participant's instructions, to exercise or sell options, conversion privileges, or rights to subscribe for additional securities and to make payments therefor. In the absence of such directions, the Custodian shall take no action with respect to the exercise or sale of options, conversion privileges or rights to subscribe to additional securities.

          (g) Pursuant to the Participant's directions and subject to Section 5.03, to subscribe for additional securities and to make payments therefor. In the absence of such directions, the Custodian shall take no such action.

     10.02     SCOPE OF CUSTODIAN'S DUTIES.

          (a) The Custodian shall be under no duty whatsoever except such duties as are specifically set forth in this Agreement. The Custodian shall not make any investments or dispose of any investments held for any Participant except upon the direction of the Participant or otherwise as expressly provided under this Agreement. The Custodian shall have no discretion to direct investment of custodial funds or any other aspects of the business administration of the Custodial Account held for any Participant except as expressly provided under this Agreement or except as provided by separate written agreement between the Custodian and the Participant. The Custodian shall be under no duty to question any direction of the Participant, to review any securities or other property held in the Participant's Custodial Account, or to make suggestions to the Participant with respect to the investment, retention or disposition of any assets held in or for the Participant's Custodial Account.

          (b) Although the Custodian may provide the Participant with investment information, it is not intended that any information given will serve as a primary basis for investment decision except as provided by separate written agreement between the Custodian and the Participant, and the Custodian shall have no liability for providing such information. Each Participant is expected to use independent judgment in making investment decisions.

          (c) The Custodian shall not under any circumstances be responsible for the timing, purpose or propriety of any contribution or distribution made hereunder. The Code imposes a tax upon a Participant if an Excess Contribution is made to the Participant's Custodial Account, if any early distribution under section 408(f) of the Code is made from a Participant's Custodial Account prior to his or her attainment of age 59 1/2 (except in the case of death, disability, or other limited exceptions), if distribution to a Participant is not made or commenced by the Required Beginning Date, if distributions are made in a timely fashion but are insufficient in amount, if distributions are made and not rolled over or transferred as described in Section 4.07 or if distributions from all retirement accounts held by the Participant exceed certain minimum amounts. The Custodian shall not incur any liability or responsibility for any such tax or penalty, which shall be the sole responsibility of the Participant, nor shall the Custodian have any responsibility to notify the Participant of the Participant's incurrence of any such tax or penalty.

     10.03 NO LIABILITY TO CUSTODIAN FOR FAILURE TO ACT. The Custodian shall be under no liability for any loss of any kind which may result by reason of any action taken by it in accordance with directions of the Participant or by reason of any failure to act because of the absence of any such directions or by reason of action expressly permitted to be taken hereunder in the absence of Participant direction.

     10.04 INDEMNIFICATION OF CUSTODIAN. The Participant, Beneficiary and the Participant's spouse, as the case may be, agree to indemnify and hold the Custodian harmless from any liability which may arise in the performance of the Custodian's duties under this Agreement except liability arising from the gross negligence or willful misconduct of the Custodian.

                                   ARTICLE XI
                               RECORDS AND REPORT

     11.01 REPORTS OF CUSTODIAN. The Custodian shall keep separate and accurate records of all contributions, receipts, investments, distributions, disbursements and all other transactions of the Custodial Account held for the Participant under this Agreement. The Custodian shall file such written reports with the Participant as are required (which may consist of copies of regularly issued Legg Mason Wood Walker, Inc. account statements and shall include calendar year reporting concerning the status of the Custodial Account as required by Treasury regulations section 1.408-5) reflecting all transactions affecting the Custodial Account for the period in question. Unless the Participant files a written statement of exceptions or objections to the report with the Custodian within 60 days after the mailing of the report, the Participant shall be deemed to have approved such report and the Custodian shall be released from all liability, responsibility and accountability for its acts (or failure to act) in regard to that Custodial Account to anyone (including any spouse or Beneficiary) with respect to all matters set forth in the report. No person, including a Participant, Beneficiary or spouse, may require any further accounting.

     11.02 PARTICIPANT'S EXAMINATION OF RECORDS. No Participant may examine the records of any other Participant without the written consent of the Participant whose records are being examined.

     11.03     APPLICATION TO COURT OF COMPETENT JURISDICTION. The Custodian

shall have the right at any time to apply to a court of competent jurisdiction for judicial settlement of its accounts or for determination of any questions of construction which may arise or for any instructions. The only necessary party defendant to any such action shall be the Participant, but the Custodian may, if it so elects, bring in as a party defendant any other person or persons. The cost, including attorneys' fees, or any such accounting shall be charged to the applicable Custodial Account as an administration expense under Article XII.

                                   ARTICLE XII
                           CUSTODIAN'S FEES AND OTHER

                             ADMINISTRATIVE EXPENSES

     12.01 FEES. The Custodian may charge a fee for its services according to its standard schedule of fees as in effect from time to time. All administrative expenses of the Custodial Account including any income, excise or other taxes of any kind that may be levied or assessed upon the assets of the Custodial Account, or any transfer or similar tax incurred in connection with the investment and reinvestment of the assets of a Custodial Account and all other expenses incurred by the Custodian, including fees for legal services rendered to the Custodian and the Custodian's compensation, shall all be paid by the Participant and may be assessed as necessary against the assets held in the Custodial Account, as deemed appropriate by the Custodian.

          The Custodian may establish charges that it may impose as a condition of holding investments or as a condition of continuing to hold already accepted investments in the Participant's Custodial Account in cases where extraordinary carrying costs or other expenses associated with such holding by the Custodian justify the additional charge, as determined by the Custodian in its discretion. Any such charges shall be assessed and determined in the sole and absolute discretion of the Custodian; provided, however, that such charge shall be assessed only after advance written notice of such assessment has been delivered by the Custodian to the Participant or Beneficiary, such written notice to be mailed at least 30 days (or such longer period as the Custodian, in its discretion, shall determine and state in the notice) prior to the date on which such charge will be assessed in the absence of instruction from the Participant or Beneficiary.

          If any request for payment by the Custodian under this Section is not honored by the Participant or Beneficiary within 30 days following the mailing of the request by the Custodian (or following such longer notice period as is established by the Custodian as provided above), or if the Participant or Beneficiary elects to have fees, charges, expenses and taxes deducted from the Participant's Custodial Account or from any trading, brokerage or similar account maintained with the Custodian or an affiliate of the Custodian in the name of the Participant or Beneficiary, as applicable (collectively with any and all of such accounts of the Participant or Beneficiary, as applicable, the "Other Account"), the Custodian shall deduct such fees, administrative charges, expenses, and/or the taxes from the Participant's Custodial Account or Other Account, in the following order:

          (a) any uninvested cash and then any shares of a money market fund or money market-type fund in the Custodial Account;

          (b) any uninvested cash and then any shares of a money market fund or money market-type fund in the Other Account;

          (c)  any securities or other assets in the Custodial Account;

          (d) any securities or other assets in the Other Account.

     If the Custodian must liquidate securities or other assets under (c) or
(d), above, it shall liquidate equity investments before fixed income obligations, selling the last investment purchased, with any additional liquidations being done in reverse order of the date of purchase.

                                  ARTICLE XIII

                                  MISCELLANEOUS

     13.01 PARTICIPANT LOOKS TO CUSTODIAL ACCOUNT'S ASSETS. It is a condition of this Agreement that the Participant herein agrees to look solely to the assets of his or her Custodial Account for the payment of any benefits to which he or she is entitled.

     13.02 ANTI-ALIENATION. The benefits payable hereunder shall not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind and any attempt to cause such benefits to be so subjected shall not be recognized except to the extent required by law and except as permitted in
Section 4.06.

     13.03 NO COMMINGLING OF ASSETS. The assets of a Participant's Custodial Account shall not be commingled with other property except in a common trust fund or common investment fund.

     13.04 MASCULINE/FEMININE; SINGULAR/PLURAL. Masculine pronouns shall be deemed to include feminine pronouns and the singular shall be deemed to include the plural and vice versa.

     13.05 CONFLICT WITH THE CODE AND ERISA. The Agreement shall be construed, whenever possible, to be in conformity with the requirements of the Code and ERISA, as and if applicable. To the extent not in conflict with the preceding sentence, the Agreement shall be construed, administered and governed in all respects under and by the laws of the State of Maryland (without regard to the conflict of laws provisions thereof).

                                   ARTICLE XIV
                            INTEREST ON CASH BALANCES

     14.01 INTEREST ON CASH BALANCES. The following conditions shall apply to interest earnings with respect to cash balances in a Participant's Custodial
Account:

          (a) Interest will be paid only on cash balances of $10 or more.

          (b) Interest will be paid for each day during the month in which the cash balance equals or exceeds the minimum $10 requirement.

          (c) The rate of interest will be established on the first business day of each month; provided, however, that the Custodian retains the right to change the rate at any time to any rate permitted by law.